Exhibit 99.2

FOR IMMEDIATE RELEASE

For More Information, Contact:

Daniel Greenberg, Chairman and CEO	Roger Pondel/Laurie Berman
Electro Rent Corporation	PondelWilkinson Inc.
818-786-2525	310-279-5980
investor@pondel.com

ELECTRO RENT TO ACQUIRE
LEADING ELECTRONIC TEST EQUIPMENT PROVIDER, TELOGY

Acquisition Broadens Electro Rent’s Equipment Portfolio;
Enhances Ability to Provide Expanded Range of Services to Broad Array of Customers

VAN NUYS, Calif. – March 18, 2010 – Electro Rent Corporation (NASDAQ:ELRC) today announced it is the winning bidder to acquire the assets of privately held Telogy, LLC, a leading provider of electronic test equipment that filed for bankruptcy protection earlier this year, for a stated purchase price of approximately $26.7 million in cash.  The purchase price will be adjusted based on changes in Telogy’s net accounts receivable, equipment purchases and equipment sales since September 30, 2009.

The transaction, which is expected to close on or about March 31, 2010, is subject to U.S. Bankruptcy court approval.  Electro Rent said it anticipates realizing substantial cost synergies, as it integrates Telogy’s up-to-date equipment inventory and customer base, and moves operations to Electro Rent’s headquarters from Northern California.

“Telogy is a highly respected name in our industry, whose business is extremely complementary to our own,” said Daniel Greenberg, Chairman and CEO of Electro Rent.  “This strategic purchase, which we expect will be immediately accretive to earnings, will add measurably to our strong market position by broadening our equipment base and enhancing our ability to effectively meet the needs of customers, both existing and new.  We are committed to providing Telogy’s customers with the same tradition of service excellence and responsiveness for which Electro Rent is known.

“The considerable strength of our balance sheet provided us with the flexibility needed to quickly act on this opportunity.  The investment will serve us well, as we generate increased demand to grow our business over the long term,” Greenberg added.

Union City, California-based Telogy rents, sells and leases new and used electronic test equipment to aerospace and defense, wireless communications and computer and semiconductor manufacturing companies.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

"Safe Harbor" Statement
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which include, but are not limited to, the company’s ability to enhance its industry position, generate increased demand and grow its business over the long term, reflect Electro Rent’s management's current views with respect to future events and financial performance; however, you should not put undue reliance on these statements.  When used, the words "anticipates," "believes," "expects," "intends," "future," and other similar expressions identify forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties.  The company believes its management's assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true.  Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material.  Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission.  Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected.  In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct.  Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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